Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, made this November 11, 2013

Accelera Innovations, Inc., a Delaware corporation, whose principal place of business is located at 20511 Abbey Drive, Frankfort, Illinois 60423 (hereinafter referred to as "Debtor"), for valuable consideration, receipt whereof is hereby acknowledged, hereby grants to Blaise J. Wolfrum, M.D., an Illinois resident (hereinafter referred to as "Secured Party"), a security interest in, and mortgages to Secured Party, the following described goods and any and all additions and accessions thereto and products and proceeds thereof (hereinafter called the "Collateral"):

Section 1.   Security Interest.  Debtor hereby grants to Secured Party a security interest (the “Security Interest”) in the items of collateral described on Exhibit A attached hereto and in all attachments, additions, replacements, substitutions, and accessions and in all proceeds thereof in any form now existing, after acquired and hereafter arising (collectively, the “Collateral”).

Section 2.   Indebtedness Secured.  This Agreement and the Security Interest created hereunder secure payments due under a Stock Purchase Agreement, Stock Pledge Escrow Agreement, and Secured Promissory Note made between Debtor and Secured Party (“Indebtedness”) wherein Debtor purchased 100% of the shares of stock of Behavioral Health Care Associates, Ltd., an Illinois corporation, (the “Company”) from Secured Party.

Section 3.   Covenants and Warranties.  Debtor hereby covenants and warrants that, at the execution hereof and at all times throughout the duration hereof:

(a) Debtor will join with Secured Party to file, wherever Secured Party deems appropriate, financing statements in the form and content required by Secured Party, describing the Collateral in the same manner as it is described herein and Debtor will pay all costs of such filing.  From time to time at the request of Secured Party, Debtor shall execute one or more financing statements and such other documents and do such other acts and things, all as Secured Party may reasonably request, regarding the Security Interest in the Collateral; and,

(b) Secured Party may examine and inspect the Collateral, including the Company’s book and records, at any reasonable time; Debtor will promptly notify Secured Party of any change in the location of the Collateral within said State.

Section 4.   Event of Default.  The occurrence of any of the following shall constitute an “Event of Default”:

(a)        Debtor’s failure to make payment of any principal, interest, fees, costs, charges, expenses, or other sums relating to the Indebtedness and payable from time to time when required hereunder or thereunder, and, in any such case, such failure shall continue for a period of five (5) business days;

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(b)        Debtor shall (i) apply for, consent to or suffer to exist the appointment of or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to without challenge within ten (10) days of the filing thereof, or fail to have dismissed within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(c)        Debtor shall cease operation of its present business; or

(d)        Debtor directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of all or substantially all of its assets, except as permitted herein.

Section 5.   Secured Party’s Rights and Remedies.  Upon the occurrence of any Event of Default or at any time thereafter:

(a) Secured Party may, at its option, declare all of the Indebtedness secured by this Agreement immediately due and payable without demand or notice of any kind, and the Indebtedness thereupon shall become due and payable immediately without demand or notice (but with such adjustments, if any, with respect to interest or other charges as may be provided for in the promissory notes or other writings evidencing the Indebtedness secured).

(b) Secured Party and its agents are authorized to enter into and enter onto any premises where the Collateral may be located for the purpose of taking possession of the Collateral and any records thereof and Secured Party may, at its option, demand that Debtor, at Debtor’s expense, assemble the Collateral and make the Collateral available to Secured Party at a convenient place acceptable to Secured Party and, after notice to Debtor as hereinafter provided and other reasonable notice to secured parties of record, Secured Party may sell or otherwise dispose of the Collateral at public or private sale, without further notice or advertisement, at which sale Secured Party may become the purchaser.

(c) Secured Party may demand that Debtor shall, upon receipt by Debtor of any proceeds covered hereby or of any check, draft, or other instrument representing the proceeds, forthwith and without further notice or demand deliver the same to Secured Party in the form in which the said items are received, endorsed by Debtor for payment to Secured Party.

(d) Secured Party shall have and may exercise, from time to time, any and all rights and remedies of a secured party under the Uniform Commercial Code of Illinois and any and all rights and remedies available to a secured party under any other applicable law.

(e) In the event of a sale or other disposition of the Collateral or the receipt of any proceeds of the Collateral by Secured Party, after all of the Indebtedness with appropriate interest and all costs and expenses of Secured Party with respect to the possession and sale of the Collateral have been paid in full as appropriate, the surplus, if any, shall be paid to Debtor by Secured Party, and any Collateral remaining shall be transferred and reassigned to Debtor by Secured Party; and in the event of a deficiency, there shall be due from Debtor and Debtor shall immediately pay to Secured Party the difference between the amounts received by Secured Party and the remaining sum secured hereby, plus all costs and expenses of Secured Party in repossessing, transporting, repairing, storing, selling or otherwise handling the Collateral pursuant to such sale or other disposition.

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(f) All remedies hereunder shall be cumulative and not alternative. Debtor shall pay promptly the costs and expenses of Secured Party of collection of any and all Indebtedness, enforcement of rights under this Agreement, including reasonable attorneys’ fees, and those costs, expenses, and attorneys’ fees incurred in appellate proceedings and expenses and attorneys’ fees on any actions otherwise with respect to the Collateral.

Section 6.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.  If any provision of this Agreement is prohibited by or invalid under applicable law, the provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of the provision or the other remaining provisions of this Agreement.

Section 7.   Miscellaneous.

(a) Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party may set off against the Indebtedness all monies then owed to Debtor by Secured Party in any capacity whether due or not and Secured Party shall be deemed to have exercised its right to set off immediately at the time its right to such election accrues.

(b) No delay or omission by Secured Party in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude Secured Party from any other or further exercise of any other right or remedy. Secured Party may cure any default by Debtor in any reasonable manner without waiving the default so cured and without waiving any other prior or subsequent default by Debtor.

(c) This Agreement may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by Debtor and Secured Party.

(d) This Agreement is a continuing agreement and shall survive any closing and shall remain in force until Secured Party shall provide written notice of its termination and thereafter until all of the Indebtedness contracted for or created before receipt of the notice and any extension or renewals of that Indebtedness (whether made before or after receipt of the notice), together with all interest thereon both before and after the notice, shall be paid in full.

(e)  Debtor promises to pay Secured Party said sum plus all costs of collection, legal expenses and attorneys' fees incurred by Secured Party upon the occurrence of a default under this agreement, in collecting or enforcing payment of such indebtedness, or in preserving, protecting or realizing on the Collateral herein

(f) Debtor will not sell or offer to sell, assign, pledge, lease or otherwise transfer or encumber the Collateral or any interest therein, without the prior written consent of Secured Party.

(g)  Debtor shall keep the Collateral at all times insured against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties as Secured Party may reasonably require, including collision in the case of any motor vehicle, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such companies or underwriters as Secured Party may approve, losses in all cases to be payable to Secured Party and Debtor as their interests may appear.  Debtor shall furnish Secured Party with certificates of such insurance or other evidence satisfactory to Secured Party as to compliance with the provisions of this paragraph upon request.

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(h)  Debtor will keep the Collateral free from any adverse lien, security interest or encumbrances and in good order and repair, shall not waste or destroy the Collateral or any part thereof, and shall not use the Collateral in violation of any statute, ordinance or policy of insurance thereon.  Secured Party may examine and inspect the Collateral at any reasonable time or times, wherever located.

(i)  Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement.

(j)  Debtor agrees to pay, and shall defend, indemnify and hold harmless Secured Party from and against any and all costs, expenses, losses, damages, claims, and liabilities, suffered or sustained by Secured Party with respect to the transactions contemplated in this Agreement, arising out of or resulting from any breach of Debtor’s representations and warranties and covenants contained herein, arising out of or resulting from any action taken by Debtor,

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be executed as of the date of the last signature below.

DEBTOR:

ACCELERA INNOVATIONS, INC.

/s/ Geoffrey Thompson
By:  Geoffrey Thompson
Its:  Chairman of the Board of Directors

SECURED PARTY:

BLAISE J. WOLFRUM, M.D.

/s/ Blaise J. Wolfrum M.D
By:  Blaise J. Wolfrum, M.D.

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EXHIBIT A

(1) GENERAL INTANGIBLES. All of Company’s General Intangibles, now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "General Intangibles" means all personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments, and money, and includes, but is not limited to, business records, deposit accounts, inventions, intellectual property, designs, patents, patent applications, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations, trade names, goodwill, technology, knowhow, confidential information, trade secrets, customer lists, supplier lists, copyrights, copyright applications, copyright registrations, licenses, permits, franchises, tax refund claims, and any letters of credit, guarantee claims, security interests, or other security held by the Company to secure any "Accounts" (as hereinafter defined).

(2) ACCOUNTS (INCLUDING ACCOUNTS RECEIVABLE). All of Company’s Accounts, whether now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "Accounts" means any right of the Company to receive payment from another person or entity, including payment for goods sold or leased, or for services rendered, no matter how evidenced or arising, and regardless of whether yet earned by performance. It includes, but is not limited to, accounts, accounts receivable, contract rights, contracts receivable, purchase orders, notes, drafts, acceptances, all rights to payment earned or unearned under a charter or other contract involving the use or hire of a vessel and all rights incident to the charter or contract, and other forms of obligations and receivables.

(3) INVENTORY. All of Company’s Inventory, whether now owned or hereafter acquired, together with the products and proceeds therefrom and all packaging, manuals, and instructions related thereto. As used herein, the term "Inventory" means all goods, merchandise, and personal property held for sale or leased or furnished or to be furnished under contracts of service, and all raw materials, work in process, or materials used or consumed in Company's business, wherever located and whether in the possession of Debtor, the Company, a warehouseman, a bailee, or any other person.

(4) EQUIPMENT. All of Company’s Equipment, now owned or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor. As used herein, the term "Equipment" includes all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in Company's business, all accessions, attachments, and other additions thereto, all parts used in connection therewith, and all leasehold or equitable interests therein.

(5) FIXTURES. All of Company’s interest in and to all fixtures and furnishings, now owned or hereafter acquired, together with the products and proceeds therefrom, all substitutes and replacements therefor, all accessories, attachments, and other additions thereto, all tools, parts, and supplies used in connection therewith, located on or attached to Company's business premises.

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(6) CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS. All of Company's right, title, and interest in any chattel paper, documents, or instruments, now owned or hereafter acquired or arising, or now or hereafter coming into the possession, control, or custody of either Company or Secured Party, together with all proceeds therefrom. The terms "chattel paper," "documents," and
"instruments" shall have those meanings ascribed to them in the Illinois Uniform Commercial Code.

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